EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements of U.S. Silica Holdings, Inc. on Form S-3 (File Nos. 333-210238 and 333-213870) and Form S-8 (File Nos. 333-179480 and 333-204062) of our report dated March 3, 2016, on our audit of the consolidated financial statements of Sandbox Enterprises, LLC and subsidiaries as of December 31, 2015, and for the year then ended, which report is included in this Current Report on Form 8-K/A.

/s/ BKD, LLP

Houston, Texas

September 30, 2016